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STARBUCKS CORPORATION

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TM

STARBUCKS®

Starbucks Coffee | Shareholder Engagement

Strategic Priorities | Executive Compensation | Corporate Governance | Global Social Impact

February 4, 2020



Starbucks Hacienda Alsacia – Costa Rica Visitor Center


Rwanda Origin Experience

FORWARD-LOOKING STATEMENTS

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations, including financial targets. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on currently available operating, financial and competitive information and actual future results may differ materially depending on a variety of factors and uncertainties including, but not limited to: fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of the company's initiatives and plans, including the integration of the East China business and the successful expansion of our Global Coffee Alliance with Nestlé; our ability to obtain financing on acceptable terms; the acceptance of the company's products by our customers and evolving consumer preferences and tastes; changes in the availability and cost of labor; the impact of competition; inherent risks of conducting a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; the effects of the coronavirus outbreak; the effects of changes in tax laws and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended September 29, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2019. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures

Certain non-GAAP measures included in this presentation were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company's GAAP financial results.

Table of Contents

"Growth at Scale" Agenda and Long-Term Growth Algorithm	4
Executive Compensation	7
Corporate Governance	11
Global Social Impact	16
Board Recommendations	19

“Growth at Scale” Agenda and Long-Term Growth Algorithm



"Growth at Scale" – With Focus and Discipline



STREAMLINE



"GROWTH AT SCALE"

ACCELERATE U.S. AND CHINA | EXPAND GLOBAL REACH | INCREASE SHAREHOLDER RETURNS



BUILD THE BRAND

Long-Term Growth Algorithm

REVENUE GROWTH		OPERATING INCOME[1] GROWTH		EPS[1] GROWTH
7% - 9%	▶	8% - 10%	▶	AT LEAST 10%

DOUBLE-DIGIT EPS[1] GROWTH AT SCALE



(1) Non-GAAP measure. Refer to page 2 of this presentation for our disclosure on the non-GAAP measures included in this presentation.

Executive Compensation


WELCOME TO YOUR
24th & Collins

Fiscal 2019 Pay-for-Performance

Starbucks executive compensation program reflects strong pay-for-performance alignment tied to overall Company results, with the vast majority of pay structured as variable and "at-risk."


president & ceo
Variable/At-Risk
93%
Base Salary
Fixed
7%
Annual Incentive
Bonus Target
13%
Long-term
Incentive Target
80%


All other named executive officers (NEOs)(1)
Variable/At-Risk
89%
Base Salary
Fixed
11%
Annual Incentive
Bonus Target
13%
Long-term
Incentive Target
76%

(1) Excludes Scott Maw who retired on November 30, 2018



Fiscal 2019 Pay-for-Performance

Both our short-term incentive and our long-term incentive plans were redesigned in fiscal 2019 to foster long-term shareholder value creation and pay-for-performance alignment.

Fiscal 2019 Annual Incentive Bonus Plan

Base ($) X Target Annual Incentive Opportunity (%) X [Adjusted Net Revenue (weighted 40%) + Adjusted Operating Income (weighted 60%)] + [Individual Performance Factor (New)]

weighted 70% | weighted 30%

- Individual Performance Factor ("IPF") added to the Annual Incentive Bonus Plan, accounting for 30% of the target value
- IPF is assessed against pre-established strategic, operational and leadership goals as well as retrospective review

Fiscal 2019 Leadership Stock Plan

Annual EPS Performance Averaged Over 3 Years (New) X 3-yr rTSR vs S&P 500 (upward & downward modifier) (New) + Time-Based RSUs (New)

60% Performance RSUs | 40% Time-Based RSUs

- Instead of stock options, time-based Restricted Stock Units ("RSUs") now account for 40% of annual awards, to better balance ownership and retention
- Performance-based RSUs continue to account for the remaining 60% of awards but are now measured on a three-year performance period with a three-year relative total shareholder return ("rTSR") modifier in order to further align compensation with shareholder interests

Fiscal 2019 Financial Results Under Incentive Plans[1]

In-line with our emphasis on pay-for-performance against rigorous internal goals, compensation awarded to our NEOs for fiscal 2019 reflected the following financial results:

Annual Incentive Bonus Plan ($ in millions)		November 2017 Performance RSUs	
Adjusted Net Revenue	Adjusted Operating Income	Adjusted EPS	Adjusted ROIC
$26,596.3	$4,478.8	$2.434	23.5%
150% payout percentage	120% payout percentage	0% payout percentage	Modifier (N/A given 0% EPS payout)
$24,875.7 - $26,970.5 Perf. Target Range	$4,087.2 - $4,790.3 Perf. Target Range	$2.461 - $2.760 Perf. Target Range	23.8% - 25.0% Perf. Target Range
Certified Payout: 132%		Certified Payout: 0%	

(1) These financial performance metrics were used in determining (i) payouts of annual incentive bonuses, and (ii) the number of Performance RSUs earned with respect to awards granted in FY18. Note that these financial measures differ from the financial measures we otherwise disclose, as these measures are adjusted to exclude the impact of certain non-routine and other items in accordance with the terms of our annual incentive bonuses and our 2005 Long-Term Equity Incentive Plan. Further information regarding these measures and related adjustments is included in the Compensation Discussion & Analysis section of our proxy statement for our 2020 Annual Meeting of Shareholders.



Corporate Governance



Starbucks Sustainability Commitment Coffee Trees

Fiscal 2019 Corporate Governance Highlights

Independent Director Nominees	Full Board Meetings	Frequency of Board Elections
11 of 13	7	Annual

Mandatory Retirement Age	Board Evaluations	Director Equity Grants
75	Annually	Yes


Huehuetenango, Guatemala

Independent, Diverse and Experienced Board of Directors

Our board brings deep experience, expertise and insights to the important issues facing Starbucks.


Richard E. Allison, Jr. +


Rosalind G. Brewer *


Andrew Campion +


Mary N. Dillon


Isabel Ge Mahe +


Mellody Hobson (Independent Vice Chair)


Kevin R. Johnson *


Jørgen Vig Knudstorp


Satya Nadella


Joshua Cooper Ramo


Clara Shih


Javier G. Teruel


Myron E. Ullman, III (Independent Chair)

Board Refreshment: In September 2019, we added three new board members with experience and expertise across global technology, retail and customer experience at scale.

+ Denotes new Starbucks independent director, who joined in September 2019.

* (Green) denotes current Starbucks partner (employee).

INDEPENDENCE

Independent	11
Not-Independent	2

DIRECTOR TENURE

0-4 years	7
5-9 years	2
10-14 years	3
15+ years	1

Average Director Tenure: **6 years**

AGE DISTRIBUTION

<50 years	3
50-60 years	8
61-70 years	1
>70 years	1

Average Age: **54**

DIVERSITY

Female	38%
Ethnic Diversity	46%
National Diversity	23%

Board Matrix

Starbucks has best-in-class directors, with a variety of complementary skills necessary to guide and oversee the Company's strategy.

	Industry Experience	Financial/ Capital Allocation Experience	Gender, Ethnic or National Diversity	Brand Marketing Experience	International Operations & Distribution Experience	Domestic & International Sustainability and Public Policy Experience	Technology Experience	Human Capital Management Experience	Public Company Board Experience	Senior Leadership Experience
Richard E. Allison, Jr.	✓	✓		✓	✓		✓	✓	✓	✓
Rosalind G. Brewer	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Andrew Campion		✓		✓	✓	✓				✓
Mary N. Dillon	✓	✓	✓	✓			✓	✓	✓	✓
Isabel Ge Mahe			✓	✓	✓		✓	✓		✓
Mellody Hobson		✓	✓	✓		✓	✓		✓	✓
Kevin R. Johnson	✓	✓		✓	✓	✓	✓	✓	✓	✓
Jørgen Vig Knudstorp	✓	✓	✓	✓	✓		✓	✓		✓
Satya Nadella		✓	✓	✓	✓		✓	✓	✓	✓
Joshua Cooper Ramo						✓			✓	✓
Clara Shih			✓	✓			✓			✓
Javier G. Teruel	✓	✓	✓	✓	✓				✓	✓
Myron E. Ullman, III	✓	✓		✓	✓	✓		✓	✓	✓



Governance and Our Board

Board Oversight of Strategy

Our board is integral to determining the Company's overall long-term strategy, including our "Growth at Scale" agenda.

Beyond the Boardroom

Extensive orientation program: meeting key leaders of the Company, visiting our stores to engage with store partners and customers first-hand and immersing in our Starbucks culture.

Evaluation of Board and Board Committees

In fiscal 2019, the board established an independent external review process to be conducted every three years, in addition to continuing annual board and committee evaluations.


Oversees Starbucks Long-range Strategy
Key Market Opportunities
Consumer Trends
Competitive Developments
Sustainability Initiatives
Social Impact Agenda
Risk Assessment
Long-term Growth Algorithm



Global Social Impact



Huehuetenango, Guatemala

For more information regarding our Global Social Impact efforts, please visit: https://www.starbucks.com/responsibility

Global Social Impact Highlights

Promote Sustainable Coffee

Coffee Sourcing Commitment

- Making coffee the world's first sustainably sourced agricultural product.

Starbucks Global Farmer Fund

- We have invested nearly $50 million in the Starbucks Global Farmer Fund to support farmers; this comes in addition to relief funds, such as the $20 million we provided in 2019 to many of our smallholder coffee farmers in Latin America who experienced the effects of low global coffee prices.

Open-Source Agronomy

- Train 200,000 coffee farmers by 2020.

Planting Coffee Trees

- Provide 100 million disease-resistant coffee trees to farmers by 2025.

Create Opportunities

Achieved Goal of Hiring 25,000 Veterans and Military Spouses by 2025

- To date, we have hired over 26,000 veterans and military spouses, and our goal from now on is to hire 5,000 each year.

Employ 10,000 Refugees Globally by 2022

- To date, we have hired 1,600 refugees.

Hire 100,000 Opportunity Youth by 2020

- To date, we have hired over 96,000 Opportunity Youth.

Starbucks College Achievement Plan: Graduate 25,000 Partners by 2025

- Starbucks College Achievement Plan is helping partners complete their education through Arizona State University ("ASU") online. Since launching in 2014, more than 3,000 partners have graduated to date, with over 13,000 partners participating in ASU's online degree programs.

Strengthen Communities

Rescue 100% of Food Available to Donate in U.S. Company-operated Stores by 2020

- Currently, around 60% of our U.S. company-owned stores participate in Starbucks FoodShare program and more than 20 million meals have been donated.

Inclusion and Pay Equity

- In fiscal 2018, we achieved 100% pay equity for women and men and people of all races performing similar work in the U.S. and in fiscal 2019, we achieved 100% gender pay equity in China.

Diverse Supply Chain

- In fiscal 2019, we spent $703 million with diverse suppliers, which is an increase of $104 million over the previous year.

Local and Community-Centric Economic Development

- Globally we have invested in more than a dozen Community Stores, over 65 Military Family Stores and opened four Signing Stores for people who are deaf or hard of hearing.


STARBUCKS

Global Social Impact: Starbucks Sustainability Commitments

Our aspiration to become resource positive means we give more than we take: storing more carbon than we emit, providing more clean, freshwater than we use and eliminating waste.

STARBUCKS 2030 PRELIMINARY TARGETS

50% Reduction
In carbon emissions

50% Reduction
Through conservation or replenishment of water used for direct operations and coffee production

50% Reduction
In waste sent to landfills

OUR 2018 FOOTPRINT

These targets and strategies are informed by a comprehensive environmental baseline report conducted in partnership with World Wildlife Fund and Quantis, which found that, as of 2018, our global operations and supply chain resulted in:

15.6 million
tons of greenhouse gases emitted

1 billion
cubic meters of water used

868 kilotons
of waste generated

INNOVATE AND INVEST IN



ecycle
Rec

- Expanding plant-based menu options
- Shifting away from single-use to reusable packaging
- Implementing regenerative agriculture, reforestation, forest conservation and water replenishment in our supply chain
- Better ways to manage our waste
- Eco-friendly stores, including operations, manufacturing and delivery

"As we approach the 50th anniversary of Starbucks in 2021, we look to the future with a heightened sense of urgency and conviction that we must challenge ourselves, think bigger and do much more in partnership with others to take care of the planet we share."

KEVIN JOHNSON
chief executive officer, Starbucks Coffee Company

LEARN MORE

Visit stories.starbucks.com/stories/sustainability or text GREEN to 73356* to receive updates about Starbucks commitment to environmental sustainability.

*Message and data rates may apply. Text STOP to 73356 to opt out, text HELP for more information. By opting in, you agree to receive recurring messages from Starbucks, which may be sent through an automated dialing system. Consent is not required to purchase. See our Privacy Statement and Text Message Terms: https://sbux.co/terms.

Board Recommendations



Leadership Experience, Chicago, IL

2020 Proxy Voting Recommendations

Proposal	Recommendation
Management Proposals	
1. Election of 13 directors	For each director nominee
2. Advisory resolution to approve our executive officer compensation	For
3. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020	For
Shareholder Proposal	
4. EEO Policy Risk Report	Against



OUR **MISSION**

To inspire and nurture the human spirit – one person, one cup and one neighborhood at a time.

OUR **VALUES**

With our partners, our coffee and our customers at our core, we live these values:

Creating a culture of warmth and belonging, where everyone is welcome.

Acting with courage, challenging the status quo and finding new ways to grow our company and each other.

Being present, connecting with transparency, dignity and respect.

Delivering our very best in all we do, holding ourselves accountable for results.

We are performance driven, through the lens of humanity.